Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill
781-487-7610	617-542-5300
Email: mshea@macgray.com	Email: tuc@investorrelations.com

Mac-Gray Corporation Announces Third-Quarter 2011 Financial Results

Company Reports Fourth Consecutive Quarter of Revenue Growth;

Delivers Improved Margins and Steady Cash Flow Performance

WALTHAM, MA, November 3, 2011 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-unit housing locations, today announced its financial results for the quarter ended September 30, 2011.

Mac-Gray reported third-quarter of 2011 revenue from continuing operations of $78.5 million, compared with $78.2 million in the third quarter of 2010.  Net income from continuing operations for the third quarter of 2011 was $604,000, or $0.04 per diluted share, compared with net income from continuing operations of $826,000, or $0.06 per diluted share, for the third quarter of 2010.  Third-quarter 2011 net income from continuing operations includes a pre-tax unrealized gain of $45,000 related to interest rate derivative instruments and a non-cash, pre-tax loss of $255,000 related to fuel commodity derivative instruments.  Third-quarter 2010 net income from continuing operations included a pre-tax unrealized gain of $1.1 million related to interest rate derivative instruments.  Excluding these items from both periods, adjusted net income from continuing operations for the third quarter of 2011 was $780,000, or $0.05 per diluted share, compared with adjusted net income from continuing operations of $185,000, or $0.01 per diluted share, for the same period of 2010.

Please refer to Table 1, included at the end of this news release, for a reconciliation of net income from continuing operations, as reported, to net income from continuing operations, as adjusted.

For the third quarter of 2011, Mac-Gray’s earnings before interest expense, provision for income taxes, depreciation and amortization expense (EBITDA) from continuing operations was $15.6 million, compared with $17.2 million in the year-earlier quarter.  EBITDA from continuing operations, excluding unrealized gains related to interest rate and fuel commodity derivative instruments, was $15.8 million for the third quarter of 2011, compared with $16.2 million in the year-earlier quarter.

Please refer to Table 2, included at the end of this news release, for a reconciliation of net income from continuing operations to EBITDA from continuing operations and EBITDA from continuing operations, as adjusted.

Comments on the Third Quarter

“This was a steady financial performance in the third quarter — achieving our fourth consecutive quarter of incremental year-over-year growth,” said Stewart G. MacDonald, Mac-Gray’s chief executive officer.  “We continue to see stabilization in the multi-housing industry across the majority of the markets we serve.  As a result, multi-housing same location revenue during the quarter rose by 1%, with particular strength in the Northeast and Northwest, and lesser improvement in the Southwest. Only our Southeast region was down.  We continued to channel our resources toward generating organic growth through both new and renewal facility contracts in the most promising markets.  We invested $7.3 million in capital expenditures in the third quarter, bringing our year-to-date total to $25 million. ”

“During the quarter, we also made steady progress in improving our margins.  Through our ongoing cost control programs, we further lowered our SG&A expenses.  As a result, our operating margin in the third quarter increased to 5.8% of revenue, from 5.2% in the same period of 2010 and 4.1% in the second quarter of this year.  Our adjusted net income grew substantially year-over-year to $0.05 per diluted share.  However, adjusted EBITDA was down slightly in the quarter as a result of higher fuel expenses and labor-related costs.”

“Our business model continues to generate stable cash flow, with net cash flow provided by operating activities of $11.0 million.  During the quarter, we reduced our funded debt by $3.8 million.  We also lowered our interest expense by 7% from the prior year, before the change in market value of interest rate derivatives, due to our steady debt reduction and the ability to manage our overall interest rate structure.  During the quarter, we announced the redemption of $50 million of our 7.625% senior notes using the revolver portion of our senior credit agreement, which is at a significantly lower rate.  Given the current interest rate environment, we viewed this redemption as an excellent opportunity to reduce the Company’s overall interest expense going forward.  The notes were redeemed in mid-October and in connection with the redemption, Mac-Gray will realize a net, non-cash charge in the fourth quarter of approximately $500,000 of unamortized deferred financing costs associated with the original 7.625% notes offering as well as a cash expense of approximately $1.3 million representing the cash redemption premium.  The annualized interest expense savings attributable to this transaction are expected to be approximately $2.5 million.

Outlook

“Looking ahead, we are increasingly optimistic about our long-term outlook based on underlying industry trends, and our growth prospects.  While near-term economic uncertainty continues to weigh on our core business, we are nevertheless seeing sales momentum.  We recently won a significant national account with a leading hospitality provider.  Our industry-leading technology remains an important competitive differentiator for us, and Change Point® — our newest payment and monitoring system — continues to be well-received in the marketplace, particularly with national or regional clients that maintain larger multi-site locations.  The convenience for users is proving to be extremely popular.  In addition to its accuracy and accountability, Change Point® is also generating incremental revenue as we had envisioned.  With more than 650 laundry rooms now installed, and with approximately 750 likely to be operating by year-end, Change Point® is increasing average monthly revenue by approximately 10% in rooms that were previously coin-only.”

“Our goals for the remainder of 2011 are:  improving near-term margins; pursuing opportunities for organic growth and reasonable acquisitions; using our technology platforms to both improve efficiencies and further differentiate Mac-Gray in the marketplace; and applying our excess cash flow to continue to reduce our funded debt and corresponding interest expense,” MacDonald concluded.

Based on its performance through the first nine months of 2011 and current market conditions, the Company expects to achieve the low end of its 2011 revenue guidance of $324 million to $328 million; and the low end of its capital expenditures guidance of $33 million to $36 million, which includes laundry facilities management contract incentives.

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to apartment occupancy rates. These estimates may be subject to fluctuations as a result of a number of factors and there can be no assurance that Mac-Gray’s actual results will not differ from the estimates set forth above.

Conference Call Information

The Company will host a conference call at 10:00 a.m. ET today during which management will summarize the Company’s financial results, review business and operating highlights from the quarter, and provide a business and financial outlook.  To hear a live broadcast of the call, visit the “Investor Relations” section of the Company’s website at www.macgray.com or dial (877) 407-5790 or (201) 689-8328.  If you are unable to listen to the live call, you can access a replay at www.macgray.com.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages approximately 86,000 laundry rooms located in 43 states and the District of Columbia. Mac-Gray also sells and services commercial laundry equipment to retail laundromats and other customers through its product sales division. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations for 2011, including statements regarding improving margins, pursuing organic growth and acquisition opportunities, reducing debt and lowering interest expense, as well as estimates of its 2011 revenue and capital expenditures.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, the Company’s ability to renew long-term customer contracts, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 under “Risk Factors” and in other reports subsequently filed with the Securities and Exchange Commission.

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2011	2010	2011

Revenue from continuing operations	$78,241	$78,492	$238,285	$239,374
Cost of revenue:
Cost of facilities management revenue	50,839	52,004	154,833	157,560
Depreciation and amortization	11,687	10,568	34,262	32,512
Cost of products sold	3,357	3,144	9,468	8,722
Total cost of revenue	65,883	65,716	198,563	198,794

Gross margin	12,358	12,776	39,722	40,580

Operating expenses:
Selling, general and administration expenses	8,360	8,207	24,979	25,597
Gain on sale or disposal of assets, net	(95)	(13)	(208)	(170)
Incremental costs of proxy contests	—	—	235	269
Total operating expenses	8,265	8,194	25,006	25,696

Income from continuing operations	4,093	4,582	14,716	14,884

Interest expense, including the change in the fair value of non-hedged derivative instruments	2,690	3,463	8,652	9,506
Income from continuing operations before provision for income taxes	1,403	1,119	6,064	5,378
Provision for income taxes	577	515	2,537	2,204
Income from continuing operations, net	826	604	3,527	3,174
Income from discontinued operations, net			44	—
Loss from disposal of discontinued operations, net of taxes of $384	—	—	(294)	—
Net income	$826	$604	$3,277	$3,174
Earnings per share — basic - continuing operations	$0.06	$0.04	$0.26	$0.22
Earnings per share — diluted - continuing operations	$0.06	$0.04	$0.25	$0.21
Loss per share — basic - discontinued operations	$—	$—	$(0.02)	$—
Loss per share — diluted - discontinued operations	$—	$—	$(0.02)	$—
Earnings per share — basic	$0.06	$0.04	$0.24	$0.22
Earnings per share — diluted	$0.06	$0.04	$0.23	$0.21
Weighted average common shares outstanding - basic	13,807	14,286	13,759	14,207
Weighted average common shares outstanding — diluted	14,402	15,000	14,297	14,953

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31,	September 30,
	2010	2011
Assets
Current assets:
Cash and cash equivalents	$13,013	$12,934
Trade receivables, net of allowance for doubtful accounts	6,105	6,343
Inventory of finished goods, net	1,580	1,930
Prepaid expenses, facilities management rent and other current assets	10,879	10,943
Total current assets	31,577	32,150
Property, plant and equipment, net	128,068	128,857
Goodwill	58,608	58,281
Intangible assets, net	195,144	185,378
Prepaid expenses, facilities management rent and other assets	10,686	10,918
Total assets	$424,083	$415,584

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$4,511	$4,238
Trade accounts payable and accrued expenses	24,671	24,234
Accrued facilities management rent	21,084	20,613
Total current liabilities	50,266	49,085
Long-term debt and capital lease obligations	221,425	208,994
Deferred income taxes	41,823	41,835
Other liabilities	2,518	2,438
Total liabilities	316,032	302,352
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock ($.01 par value, 5 million shares authorized no shares issued or outstanding)	—	—
Common stock ($.01 par value, 30 million shares authorized, 14,026,919 issued and 14,026,743 outstanding at December 31, 2010, and 14,289,887 issued and outstanding at September 30, 2011)	140	143
Additional paid in capital	81,296	85,161
Accumulated other comprehensive loss	(1,563)	(1,023)
Retained earnings	28,180	28,951
	108,053	113,232
Less: common stock in treasury, at cost (176 shares at December 31, 2010)	(2)	—
Total stockholders’ equity	108,051	113,232
Total liabilities and stockholders’ equity	$424,083	$415,584

MAC-GRAY CORPORATION

TABLE 1

Reconciliation of Reported Net Income from Continuing Operations to

Adjusted Net Income from Continuing Operations

(In thousands, except  per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2011	2010	2011

Income from continuing operations, net, as reported	$826	$604	$3,527	$3,174
Loss from discontinued operations, including loss on disposal of discontinued operations net of taxes of $384	—	—	(250)	—
Net income, as reported	$826	$604	$3,277	$3,174

Income from continuing operations before provision for income taxes, as reported	$1,403	$1,119	$6,064	$5,378
Gain related to the change in the fair value of non-hedged derivative instruments (1)	(1,089)	(45)	(2,812)	(487)
Loss related to the change in the fair value of fuel commodity derivative instruments (2)	—	255	—	133
Incremental costs of proxy contests (3)	—	—	235	269
Income from continuing operations before provision for income taxes, as adjusted	314	1,329	3,487	5,293
Provision for income taxes, as adjusted	129	549	1,459	2,169

Income from continuing operations, as adjusted	185	780	2,028	3,124
Income from discontinued operations	—	—	44	—
Loss from disposal of discontinued operations, net of taxes of $384 (4)	—	—	(294)	—
Net income, as adjusted	$185	$780	$1,778	$3,124

Diluted earnings per share from continuing operations, as adjusted	$0.01	$0.05	$0.14	$0.22
Diluted earnings per share, as adjusted	$0.01	$0.05	$0.12	$0.21

(1)   Represents the un-realized gain or loss on change in fair value of interest rate protection contracts, which do not qualify for hedge accounting treatment.

(2)   Represents the un-realized gain or loss on change in fair value of fuel commodity derivatives which do not qualify for hedge accounting treatment.

(3)   Represents additional costs incurred for legal advice and proxy solicitation in response to proxy contests relating to the Company’s 2010 and 2011 annual meetings.

(4)   Represents the loss associated with the disposal of discontinued operations related to the Company’s former MicroFridge business, which was sold on February 5, 2010.

To supplement the Company’s unaudited condensed consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income.  Management believes that the presentation of “Income from continuing operations as adjusted” is useful to investors to enhance an overall understanding of our historical financial performance and future prospects.  Adjusted net income from continuing operations, which is adjusted to exclude certain gains and losses from the comparable GAAP net income from continuing operations is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  Management establishes performance targets, annual budgets and makes critical operating decisions based upon these metrics. Accordingly, disclosure of these non-GAAP measures provides investors with the same information that management uses to understand the Company’s true economic performance year over year.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

MAC-GRAY CORPORATION

TABLE 2

Reconciliation of Reported Net Income from Continuing Operations to Earnings

Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) from Continuing Operations and EBITDA from Continuing Operations, as adjusted

(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2011	2010	2011

Income from continuing operations, net	$826	$604	$3,527	$3,174

Interest expense	3,779	3,508	11,464	9,993
Provision for income taxes	577	515	2,537	2,204
Depreciation and amortization	12,065	10,993	35,425	33,733

EBITDA from continuing operations	17,247	15,620	52,953	49,104

Gain related to the change in the fair value of non-hedged derivative instruments (1)	(1,089)	(45)	(2,812)	(487)
Loss related to the change in the fair value of fuel commodity derivative instruments (2)	—	255	—	133
Incremental costs of proxy contests (3)	—	—	235	269

EBITDA from continuing operations, as adjusted	$16,158	$15,830	$50,376	$49,019

(1)   Represents the un-realized gain or loss on change in fair value of interest rate protection contracts which do not qualify for hedge accounting treatment.

(2)   Represents the un-realized gain or loss on change in fair value of fuel commodity derivatives which do not qualify for hedge accounting treatment.

(3)   Represents additional costs incurred for legal advice and proxy solicitation in response to proxy contests relating to the Company’s 2010 and 2011 annual meetings.

EBITDA from continuing operations is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA from continuing operations is EBITDA from continuing operations further adjusted to exclude the items described in the table above. We have excluded these items because we believe they are not reflective of our ongoing operating performance. EBITDA from continuing operations and Adjusted EBITDA from continuing operations are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Our management believes EBITDA from continuing operations and Adjusted EBITDA from continuing operations are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDA from continuing operations and Adjusted EBITDA from continuing operations as follows: (a) to evaluate the Company’s historical and prospective financial performance, (b) to set internal revenue targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, and (d) as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA from continuing operations and Adjusted EBITDA from continuing operations exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business.  In addition, our measures of EBITDA from continuing operations and Adjusted EBITDA from continuing operations are different from those used in the covenants contained in our senior credit facilities and the indenture governing our 7 5/8% senior notes.  Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA from continuing operations and Adjusted EBITDA from continuing operations only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.